Annual Meeting of Shareholders May 13th, 2019 NASDAQ: CATC Parent of Cambridge Trust Company Ex. 99.1

Forward Looking Statements This presentation contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about Cambridge Bancorp (together with its bank subsidiary unless the context otherwise requires, the “Company”) and its industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding the Company’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors are described within the Company’s filings with the Securities & Exchange Commission. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Company Profile (as of March 31, 2019) Banking subsidiary: Cambridge Trust Company (1890) Headquarters: Harvard Square, Cambridge, MA Assets: $2.1 billion ($2.6 billion pro forma with Optima) Wealth Management Assets $3.1 billion Loans: $1.6 billion ($2.0 billion pro forma with Optima) Deposits: $1.9 billion ($2.3 billion pro forma with Optima) Non-interest income: 33% of revenue NASDAQ: CATC

Geographic Footprint CATC Branches MA (10) CATC Branches NH (6) CATC Wealth Offices (5) NH

Recent Strategic Process Announced completion of merger with Optima Bank & Trust effective April 17th, 2019 Addition of 6 banking office locations in New Hampshire to complement over $1 Billion of Wealth Management assets in this important market. Generated record operating earnings in 2018 Launched new brand identity, bank website and brand awareness campaign Named in the Top 25 Independent Investment Advisors in Massachusetts (according to Boston Business Journal) Increased resources to support expansion of business development and Innovation Banking initiatives

Strong Financial Performance Net Income (Operating)* and Diluted Earnings Per Share (Operating)* *Net Income (Operating) and Diluted EPS (Operating) are adjusted to exclude a tax charge in 2017 and merger related expenses in 2018. See Appendix on page 27/28 for GAAP – Non-GAAP reconciliation 5-Year CAGR (through 2018) +11.25% (In Dollars) (In Millions)

Strong Financial Performance Income Before Income Taxes 5-Year CAGR (through 2018) +8.12% (In Millions)

Total Loans and Assets (In Millions) 5-Year Loan CAGR (through 2018) +10.62%

Total Deposits and Cost of Total Deposits (In Millions)

Non-Interest Income (In Millions) 34% of Revenue 5-Year CAGR +7.3%

Other Key Performance Measures 2017 2018 Return on Average Assets (Operating)* 1.00% 1.21% Return on Average Equity (Operating)* 13.21% 15.45% Non-Performing Loans/Total Loans 0.10% 0.04% Net Loan (Charge-Offs)/Loans 0.02% 0.00% *Return on Average Assets (Operating) and Return on Average Equity (Operating) are adjusted to exclude a tax charge in 2017 and merger related expenses in 2018. See Appendix on page 27/28 for GAAP – Non-GAAP reconciliation

Regulatory Capital Ratios (As of December 31, 2018)

Business Line Updates

Commercial Banking 2018 Results: Total commercial loan growth of $153 million or 22% Commercial & industrial loan growth of $28 million or 44% Business deposits, representing 41% of total deposits, had growth of $71 million or 11% Commercial Loan asset quality remains pristine Non-Performing Commercial Loans to Commercial Loans at 0.00% Investments & Growth Opportunities: Further investment in Innovation Banking in 2019 Cambridge and Greater Boston are one of the most innovative and entrepreneurial ecosystems in the world Expand business development team

Wealth Management 2018 Results: New Hampshire AUM approximately $1 billion or 36% of total managed assets Strong equity performance versus market benchmarks in 2018, which was capped with a period of declining equity prices Investments and Growth Opportunities: Increase the AUM in NH as part of the merger with Optima, adding to the suite of products available to existing clients Invest in Business Development Complement current global investment strategy with a more structured and analytical asset allocation process Deepen existing manager selection process Increase the opportunity set for clients by adding access to a broader range of asset classes Improve technology platform

Wealth Management Assets (In Millions) 5-Year CAGR (through 2018) +5.5%

Wealth Management Revenue (In Millions) 5-Year CAGR +9.14%

Personal Banking 2018 Results: Core Deposits grew 4.6% or $74.4 million in 2018 Strong core deposit base as evidenced by a 19% interest bearing deposit beta since beginning of the current economic cycle Adjustable rate residential loan growth of $71 million or 29.5% Total residential loan originations of $145M, an increase of 23.9% over prior year Addition of experienced bankers: John Sullivan as SVP, Director of Personal Lending Kerri Mooney as SVP, Director of Private Banking Offices Investments & Growth Opportunities: With the completion of the merger, additional base of clients to deepen banking relationships

Why Cambridge Bancorp? Continued focus on client service while investing for growth Business Model Focused private banking business model Attractive geographic markets Affluent client base Investing for future growth Culture Client-centric service culture Loyal client base Experienced, conservative leadership Commitment to our community Performance Consistently profitable Strong returns Core deposit funded Well-capitalized Credit Strong asset quality Sound underwriting acumen and risk management practices

Merger with Optima Bank & Trust

Overview of Optima Bank & Trust Company

A Leading Commercial Bank in Southeastern New Hampshire

- **Founded in 2008 by local businesspeople and bankers with extensive ties to southeastern New Hampshire**
- **Six branches throughout attractive southeastern New Hampshire**
  - *Rockingham, Strafford, and Hillsborough Counties represent >$20 billion in FDIC deposits*
  - *Diverse economy including manufacturing, higher education, technology, biotech, and healthcare*
  - *Median New Hampshire household income of ~$78k*
- **Headquartered in Portsmouth, New Hampshire, with leading market share**
  - *Portsmouth is the commercial center of affluent Seacoast Region*
  - *50 miles from each of Boston (MA), Portland (ME), and Manchester (NH)*
  - *Median household income of ~$80k*
- **Commercial and Residential lending expertise**
  - *In-market focus with loans originated in southern New Hampshire*
  - *Exceptional asset quality track record*

Financial Highlights [(1)]

Balance Sheet ($mm)	
Total Assets	$534
Total Net Loans	$471
Deposits	$472
Total Equity	$36
Profitability (LTM*)	
Net Income ($mm)	$2.4
ROAA (%)	0.47
Net Interest Margin (%)	2.89
Efficiency Ratio (%)	77.61
Asset Quality	
NPAs/ Assets (%)	0.44
Reserves / Gross Loans (%)	0.70

Source: S&P Global Market Intelligence
(1) Regulatory Bank-Level Data as of 03/31/2019
* LTM – Last Twelve Months

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Stock Performance & Dividend

Focus on Shareholder Value: Stock Price Performance Source:  S&P Global Market Intelligence © 2019

Dividends Paid Per Share 20 years of increased dividends (1999 – 2018)

Q1 2019 Performance Highlights Net Income (Operating)* (in thousands) Diluted EPS (Operating)* Return on Average Assets (Operating)* (Annualized) Total Assets (in millions) Wealth Management AUM (in millions) Return on Average Equity (Operating)* (Annualized) *Net Income (Operating), Diluted EPS (Operating), Return on Average Assets (Operating) and Return on Average Equity (Operating) are adjusted for merger related expenses in 2018 and 2019. See Appendix on page 28 for GAAP – Non-GAAP reconciliation Y/Y growth 7.80% Y/Y growth 8.27%

Summary Private Banking Business Model Diverse revenue stream (Non-interest income, 33% of Revenue) Attractive Geographic Market Boston-Cambridge-Quincy, MA-NH unemployment rate of 2.8%** Diverse innovative economy Affluent Markets Solid financial performance Top quartile return on average equity as compared to peer* Core Deposit funded Demand deposits represent 26% of total deposits (March 2019) Sound risk manager with excellent asset quality track record * As compared to the most recent BHCPR Report for Peer 3 ($1B - $3B) (data as of December 2018) ** Bureau of Labor Statistics February 2019 (Preliminary)

Appendix - GAAP to Non-GAAP Reconciliations

GAAP to Non-GAAP Reconciliation (Dollars in thousands, except per share data)

*Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor's proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the following tables for a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measure.

Merger Cost and Tax Reform Impact on Net Income

	For the Full Year Period ending on December 31st			
	2017		2018	
	(Dollars in thousands except per share data)			
Net Income (a GAAP Measure)	$	14,816	$	23,881
Merger Costs		-		201
Tax Effect of Merger related Costs[1]		-		(56)
Impact of the tax cuts and jobs act of 2017[2]		3,869		-
Operating Net Income (a non-GAAP Measure)	$	18,685	$	24,026
Less Dividends and Undistributed Earnings	$	(198)	$	(240)
Operating Income to Common Shareholders	$	18,487	$	23,786
Weighted average diluted shares		4,065,754		4,098,633
Operating Diluted earnings per share		4.55		5.80

Return on Average Assets (Operating)	2017		2018	
Net income (Operating) (a non-GAAP measure)	$	18,685	$	24,026
Average assets	$	1,875,136	$	1,980,580
Return on avg. assets (Operating) (a non-GAAP measure)		1.00%		1.21%

Return on Average Equity (Operating)	2017		2018	
Net income (Operating) (a non-GAAP measure)	$	18,685	$	24,026
Average equity	$	141,488	$	155,546
Return on avg. equity (Operating) (a non-GAAP measure)		13.21%		15.45%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

(2) Income tax adjustment related to the re-measurement of net deferred tax assets due to the Tax Cuts and Jobs Act.

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Appendix - GAAP to Non-GAAP Reconciliations

GAAP to Non-GAAP Reconciliation (Dollars in thousands, except per share data)

*Statement on Non-GAAP Measures: The Company believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor's proper understanding of the results of operations and financial condition of the Company. Management uses non-GAAP financial measures in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please see the following tables for a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measure.

Merger Cost and Tax Reform Impact on Net Income

	For the Period ending on March 31st			
	Q1 2018		Q1 2019	
	(Dollars in thousands except per share data)			
Net Income (a GAAP Measure)	$	5,805	$	6,198
Merger Costs		-		91
Tax Effect of Merger related Costs[1]		-		(4)
Operating Net Income (a non-GAAP Measure)	$	5,805	$	6,285
Less Dividends and Undistributed Earnings	$	(64)	$	(62)
Operating Income to Common Shareholders	$	5,741	$	6,223
Weighted average diluted shares		4,071,975		4,106,658
Operating Diluted earnings per share		1.41		1.52
Return on Average Assets (Operating)	Q1 2018		Q1 2019	
Net income (Operating) (a non-GAAP measure)	$	5,805	$	6,285
Average assets	$	1,946,341	$	2,131,975
Return on avg. assets (Operating) (a non-GAAP measure)		1.21%		1.20%
Return on Average Equity (Operating)	Q1 2018		Q1 2019	
Net income (Operating) (a non-GAAP measure)	$	5,805	$	6,285
Average equity	$	148,981	$	168,676
Return on avg. equity (Operating) (a non-GAAP measure)		15.80%		15.11%

(1) The net tax benefit associated with noncore items is determined by assessing whether each noncore item is included or excluded from net taxable income and applying the Company's combined marginal tax rate to only those items included in net taxable income.

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Cambridge Bancorp Parent of Cambridge Trust Company Denis K. Sheahan Chairman and Chief Executive Officer 617-441-1533 Michael F. Carotenuto Senior Vice President and Chief Financial Officer 617-520-5543 Mark D. Thompson President 617-441-1505